UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2013

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

This Current Report on Form 8-K is being filed in connection with a Memorandum of Understanding (the “MOU”) regarding the settlement of certain litigation as described below related to, among other things, the Agreement and Plan of Merger, dated March 29, 2013, among American Greetings Corporation (the “Company”), Century Intermediate Holding Company, a Delaware corporation (“Parent”) and Century Merger Company, an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub,”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 3, 2013, among the Company, Parent and Merger Sub (the “Merger Agreement”). If the merger of Merger Sub into the Company with the Company surviving (the “Merger”) is completed, the Company will become a privately held company, wholly owned by Parent. All of the common stock of Parent will be indirectly owned by Zev Weiss, a director and the Company’s Chief Executive Officer, Morry Weiss, the Company’s Chairman of the board of directors, Jeffrey Weiss, a director and the Company’s President and Chief Operating Officer, and certain other members of the Weiss family (collectively, the “Family Shareholders”).

As contemplated by the MOU, the Company is providing certain disclosures in addition to those contained in the definitive proxy statement mailed on or about July 10, 2013 to the Company’s shareholders of record as of the close of business on June 10, 2013 (the “Proxy Statement”) in connection with the solicitation of proxies for use at the special meeting of shareholders to be held at One American Road, Cleveland, Ohio 44144, on August 7, 2013, at 10:00 a.m., Cleveland, Ohio time. The purpose of the special meeting is to (i) consider and vote on a proposal to adopt the Merger Agreement, (ii) approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger, (iii) approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to obtain the necessary shareholder approvals in connection with the Merger Agreement, and (iv) act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

The Company’s board of directors (with the Family Shareholder directors abstaining) unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its shareholders and unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. THE COMPANY’S BOARD OF DIRECTORS (WITH THE FAMILY SHAREHOLDER DIRECTORS ABSTAINING) RECOMMENDS UNANIMOUSLY THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

Litigation Related to the Merger

As previously disclosed on page 85 of the Proxy Statement under the heading “Special Factors—Litigation”, on September 27, 2012, Dolores Carter, a purported shareholder, filed a putative shareholder derivative and class action lawsuit (the “Carter Action”) in the Court of Common Pleas in Cuyahoga County, Ohio (the “Cuyahoga County Court”) against the Company and all of the members of the board of directors. The Carter Action alleged, among other things, that the directors of the Company breached their fiduciary duties in evaluating and pursuing the Family Shareholders’ September 25, 2012 initial proposal. The Carter Action further alleged claims for aiding and abetting breaches of fiduciary duty. Among other things, the Carter Action sought declaratory, injunctive and other equitable relief.

Subsequently, six more lawsuits were filed in the Cuyahoga County Court purporting to advance substantially similar claims on behalf of American Greetings against the members of the board of directors and, in certain cases, additional direct claims against American Greetings. One lawsuit was voluntarily dismissed. The other lawsuits were consolidated by Judge Richard J. McMonagle on December 6, 2012 (amended order dated December 18, 2012) as In re American Greetings Corp. Shareholder Litigation, Lead Case No. CV 12 792421. Lead plaintiffs and lead plaintiffs’ counsel also were appointed.

Lead plaintiffs filed a Consolidated Class Action Complaint on April 30, 2013 against American Greetings, Parent, Merger Sub, and the members of the American Greetings board of directors amending and clarifying the allegations concerning (i) the Merger and the Merger Agreement, (ii) the actions, deliberations and negotiations in connection with the Merger and the Merger Agreement, (iii) the formation and/or independence of the special committee, (iv) the consideration to be received by American Greetings shareholders in connection with the Merger,

(v) the disclosures associated with the Merger and the Merger Agreement, and (vi) the fiduciary obligations of the defendants in connection with the Merger. The Consolidated Class Action Complaint seeks, among other things, declaratory, injunctive and other equitable relief. On June 13, 2013, defendants filed motions to dismiss the Consolidated Class Action Complaint based on plaintiffs’ failure to properly plead their claims as derivative actions, exercise their statutory appraisal rights as the sole remedy for dissatisfaction with the proposed share price and overcome the business judgment rule with respect to their breach of fiduciary duty claims. The motions to dismiss remain pending.

On November 6, 2012, R. David Wolfe, a purported shareholder, filed a putative class action (the “Wolfe I Action”) in the United States District Court for the Northern District of Ohio (the “Federal Court”) against certain members of the Weiss Family and the Irving I. Stone Oversight Trust, the Irving Stone Limited Liability Company, the Irving I. Stone Support Foundation and the Irving I. Stone Foundation (the “Stone Entities”) alleging breach of fiduciary duties in proposing and pursuing the proposal, as well as against American Greetings, seeking, among other things, declaratory, injunctive and other equitable relief. On November 9, 2012, the Louisiana Municipal Police Employees’ Retirement System also filed a purported class action in the Federal Court (the “LMPERS Action”) asserting substantially similar claims against the same defendants and seeking substantially similar relief.

Plaintiffs in the Wolfe I and LMPERS Actions filed motions (i) to consolidate the Wolfe I and LMPERS Actions, (ii) for appointment as co-lead plaintiffs, (iii) for appointment of co-lead counsel, and, in the Wolfe I Action only, (iv) for partial summary judgment. Defendants responded to plaintiffs’ motions, answered the complaints, and moved to dismiss the complaints on jurisdictional grounds. On February 14, 2013, the Federal Court dismissed both the Wolfe I and LMPERS Actions for lack of subject matter jurisdiction. On March 15, 2013, plaintiffs in both the Wolfe I and LMPERS Actions filed notices of appeal with the Sixth Circuit Court of Appeals. On April 18, 2013, plaintiff Wolfe moved to dismiss his appeal, which motion was granted on April 19, 2013. On May 8, 2013, plaintiff LMPERS’s appeal also was dismissed.

Plaintiffs in the Wolfe I and LMPERS Actions had alleged, in part, that Article Seventh of the Company’s articles of incorporation prohibited the special committee from, among other things, evaluating the Merger. The Company considered these allegations and concluded that the Article is co-extensive with Ohio law and thus allows the Company to engage in any activity authorized by Ohio law. The Company also has consistently construed Article Seventh as permitting directors to approve a transaction so long as they are both disinterested and independent.

On April 17, 2013, R. David Wolfe filed a new putative shareholder derivative and class action lawsuit in the Federal Court (the “Wolfe II Action”) against certain members of the Weiss Family, the Stone Entities and the members of the Company’s board of directors, as well as American Greetings as nominal defendant, challenging the merger as financially and procedurally unfair to the Company and its minority shareholders. The complaint alleged, among other things, that Article Seventh of the Company’s articles of incorporation prohibited the special committee from, among other things, evaluating the merger, that the board breached its fiduciary duties in considering and approving the Merger, and that certain members of the Weiss Family and related entities breached fiduciary duties owed to the Company’s minority shareholders. On April 29, 2013, an amended complaint was filed incorporating additional allegations and a claim that the director defendants also have breached their fiduciary duties by failing to disclose certain information to shareholders. Among other things, the Wolfe II Action seeks substantially the same declaratory, injunctive and other equitable relief as the Wolfe I Action, the LMPERS Action and the In re American Greetings Corp. Shareholder Litigation. Defendants filed their motions to dismiss the Wolfe II Action Amended Complaint on July 8, 2013 and July 12, 2013.

The Company believes that the allegations in these actions, including the claims in the litigation concerning the Company’s articles of incorporation, are without merit.

On July 16, 2013, after arms’-length negotiations concerning a possible resolution of the In re American Greetings Corp. Shareholder Litigation, counsel for the parties entered into the MOU, in which they agreed on the terms of a settlement of the In re American Greetings Corp. Shareholder Litigation, including the dismissal with prejudice of the In re American Greetings Corp. Shareholder Litigation and a release of all claims that were made or that could have been made therein against all of the defendants and certain related parties concerning, among other things, (i) the Merger or the Merger Agreement, (ii) any actions, deliberations, or negotiations in connection with the Merger or the Merger Agreement, including the process of deliberation or negotiation by each of American Greetings and the Family Shareholders and any of their respective officers, directors, special committees, or advisors, (iii) the formation and/or independence of the special committee, (iv) the consideration to be received by

American Greetings shareholders in connection with the Merger, (v) the Proxy Statement including amendments thereto, and any other representations, recommendations, publications, solicitations, disclosures, public filings, periodic reports, press releases, registration statements, proxy statements, or other statements issued, made available or filed relating, directly or indirectly, to the Merger or the Merger Agreement, (vi) the fiduciary obligations of the defendants and certain related parties in connection with the Merger, or (vii) the fees, expenses, or costs incurred in prosecuting, defending or settling the In re American Greetings Corp. Shareholder Litigation. The proposed settlement is conditioned upon, among other things, the execution of an appropriate stipulation of settlement, certification of a non-opt-out class, and final approval of the proposed settlement by the Cuyahoga County Court. In addition, in connection with the settlement and as provided in the MOU, the parties contemplate that plaintiffs’ counsel will seek an award of attorneys’ fees and expenses as part of the settlement. There can be no assurance that the Merger will be consummated, that the parties ultimately will enter into a stipulation of settlement, or that the Cuyahoga County Court will approve the settlement even if the parties enter into such a stipulation. If the settlement conditions are not met, the proposed settlement as contemplated by the MOU would become void. Neither the MOU nor the settlement contemplated thereby will affect the amount of the merger consideration that American Greetings shareholders are entitled to receive in the Merger.

The defendants deny all fault and liability and deny that they have committed any unlawful or wrongful act alleged in the In re American Greetings Corp. Shareholder Litigation, the Wolfe I Action, the LMPERS Action, or the Wolfe II Action or otherwise in relation to the Merger, the Merger Agreement, or any of the events/or actions related thereto. The defendants have agreed to the terms of the proposed settlement described above solely to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation, including the risk of delaying or adversely affecting the Merger.

Additional Disclosures Required by the Memorandum of Understanding

Set forth below are the additional or amended disclosures required to be made in accordance with the MOU. The disclosures relate to the section of the Proxy Statement titled “Special Factors—Background of the Merger”. These additional and amended disclosures should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. The Company does not admit in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law.

On page 22, the first full paragraph regarding the discussion of the October 26, 2012 PJSC presentation is hereby supplemented by adding the following sentences after the third full sentence thereof: “PJSC also performed a control premium analysis based on selected recent M&A transactions. That analysis showed a 38% median of premiums paid in the selected transactions where the acquiring entity held greater than 50% but less than 90% voting interest in the target company.”

On page 22, the last sentence of the first full paragraph regarding the discussion of the October 26, 2012 PJSC presentation is hereby amended and restated as follows: “Finally, the special committee and its advisors discussed potential paths to improve the Company’s EBITDA, including cost savings in the business, with a particular focus on cash spent in the interactive segment, and a potential reduction in SG&A costs. The special committee and its advisors also discussed potential restructuring alternatives, such as the possible divestiture of Clinton Cards once it has been stabilized, together with other retail operations.”

On page 22, following the first full paragraph, the following paragraph is hereby inserted: “On November 1, 2012, the special committee and its advisors met to discuss, among other things, the status of negotiations with the Weiss Family for a standstill provision. The special committee also discussed available alternatives to the Family Shareholders’ proposal, and it was generally recognized that, while such alternatives should be carefully considered, given the Family Shareholders’ voting power, the available practical alternatives were likely to be constrained absent the Family Shareholders’ concurrence.”

On page 23, the second full paragraph of the discussion regarding the November 19, 2012 meeting is hereby supplemented with the following after the last sentence thereof: “Instead, based on multiple factors, including PJSC’s professional judgment and its further consideration of the trading valuations of selected comparable companies, PJSC revised its range of terminal multiples to 3.0x to 4.5x and observed a valuation range for common shares in its discounted cash flow analysis of $14.81 - $23.50.”

On page 24, the second full paragraph regarding the discussion of the December 7, 2012 meeting is hereby supplemented with the following additional sentence after the last sentence thereof: “The special committee and its advisors discussed both the possible alternatives available to the Family Shareholders in effecting the proposal, including seeking out traditional equity financing sources such as private equity investors, and the alternatives potentially available to the Company in its current form, such as a share repurchase or a dividend recapitalization. Some of these possibilities were also discussed with the Family Shareholders, who had previously indicated that they were focused solely on the proposed acquisition of the Company and did not wish to discuss a dividend recapitalization or a share repurchase.”

On page 27, the fourth sentence of the second full paragraph regarding the discussion of the January 27, 2013 meeting is hereby amended and restated as follows: “PJSC (i) reviewed updated financial analyses of the Company based on Company management’s five-year treasury model, taking into account a number of adjustments for unusual or nonrecurring items that the Company’s management had discussed with PJSC and (ii) noted that in updating and refining its financial analyses of the Company and based on its professional judgment, it refined its view of applicable comparable companies. As a result, PJSC revised its range of terminal multiples slightly downward, focusing the special committee on a range from 3.0x to 4.0x, as shown in a presentation that included a range from 2.5x to 4.5x. Using this latter range, the analysis showed an implied range of values from $14.84 to $25.38. In addition, while PJSC had previously been using a weighted average cost of capital in the 9.5% to 11.5% range in its discounted cash flow analysis, it was now using a range of 10.0% to 12.0%, having observed, among other factors, changes in market-based interest rates, changes in capitalization of certain of the comparable companies and changes in measures of volatility of certain of the comparable companies relative to overall equity markets.”

On page 27, the third full paragraph from the bottom is hereby supplemented by adding the following sentence after the first full sentence thereof: “The special committee then discussed with its advisors their views regarding the Family Shareholders’ ability to obtain financing and how the special committee should respond to the revised proposal in a manner that would best position the special committee to negotiate the highest possible value for the shareholders. The group discussed (i) the ability to draw down the Company’s revolving credit facility as a potential source of additional financing, (ii) the possibility of declaring a special dividend of Class B common shares to all shareholders and (iii) the appropriate price with which to respond to the Family Shareholders to position the special committee to get the best price for the shareholders.”

On page 31, the second full paragraph from the bottom is hereby supplemented with the following additional sentence after the last sentence thereof: “Dr. Cowen also informed Mr. Zev Weiss that the special committee was evaluating and would continue to evaluate the offer price in light of the value of the Company’s shares, as opposed to what the Family Shareholders are willing, or able, to pay.”

On page 33, the first paragraph of the discussion of the March 27, 2013 meeting is hereby supplemented with the following additional sentence after the last sentence thereof: “The special committee and its advisors also noted that the Family Shareholders had previously indicated that they were focused solely on the proposed acquisition of the Company and did not wish to discuss a dividend recapitalization or a share repurchase.”

On page 33, the discussion of the March 27, 2013 meeting is hereby supplemented with the following additional paragraph after the second full paragraph on page 33: “The special committee and its financial advisers discussed the financial impact of the proposed new world headquarters project, including the Company’s estimates of the anticipated cost to the Company if the new headquarters project was to be abandoned and the current headquarters premises updated for long-term occupancy by the Company.”

On page 33, the discussion of the March 27, 2013 meeting is hereby supplemented with the following additional paragraph after the second full paragraph on page 33: “PJSC presented its valuation and sensitivity analysis to the special committee and explained the limitations of the comparable companies analysis because of the relatively few similarly situated social expression and print media companies to analyze, and that there is no publicly traded company with a business model that is directly comparable to that of the Company. PJSC revised its selected comparable companies based on new and updated information available to PJSC, as well as changes to multiples attributable to selected comparable companies due to changes to those companies’ stock prices and historical and estimated future EBITDA. PJSC noted changes to the weighted average cost of capital, having observed, among other factors, changes in market-based interest rates, changes in capitalization of certain of the comparable companies and changes in measures of volatility of certain of the comparable companies relative to overall equity markets. PJSC further noted that the assumed market risk and size premiums changed based on the publication of new market research by an industry standard data source for these measures relied on by PJSC. The special committee and PJSC also discussed the hypothetical value achievable through a leverage recapitalization transaction instead of a sale to the Family Shareholders.”

On page 35, the second full paragraph is hereby amended and restated as follows: “On June 24, 2013, the special committee’s advisors reviewed a presentation provided by the valuation expert retained by plaintiffs in the In re American Greetings Corp. shareholder litigation filed in connection with the Merger and had a telephone call to listen to the valuation expert’s views. The special committee’s advisors conveyed those views to the special committee during a telephonic special committee meeting held on June 26, 2013.”

Forward Looking Statement Disclosure

Statements about the proposed settlement of the In re American Greetings Corp. Shareholder Litigation and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed settlement on the terms described herein, and may not be able to complete the Merger on the terms described in the Proxy Statement or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2013 Annual Report on Form 10-K. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the Merger, the Company filed with the SEC and furnished to the Company’s shareholders the Proxy Statement and other relevant documents. This report does not constitute a solicitation of any vote or approval. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of the Company’s website at http://investors.americangreetings.com or by directing a request to the Company’s Corporate Secretary at our World Headquarters address at One American Road, Cleveland, Ohio 44144-2398, or via email to investor.relations@amgreetings.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Merger is set forth in the Proxy Statement and the other relevant documents filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation

Date: July 18, 2013

/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary